Exhibit 10.1

EXCHANGE AGREEMENT

Exchange Agreement, dated as of June 30, 2020 (the “Agreement”), by and between Rennova Health, Inc., a Delaware corporation (“Rennova”), and Christopher Diamantis (“CD”).

WHEREAS, over the past number of years CD has provided numerous loans to Rennova and its subsidiaries and paid certain liabilities or bills on behalf of Rennova and its subsidiaries, and continues to do so. CD has arranged a number of personal loans that remain outstanding and where the proceeds were made available to Rennova or its subsidiaries. These loans continue to accrue interest which remains the responsibility of Rennova. Total indebtedness, including accrued interest, to CD at June 30, 2020 is $18,849,637.06 (the “Debt”); and

WHEREAS, CD agrees to exchange the Debt owed to him for 22,000 shares of the newly-authorized Series M Convertible Preferred Stock of Rennova (the “Shares”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the parties hereto shall exchange the Debt for the Shares. The exchange shall take place at such date and time as the parties may agree (the “Closing Date”). Upon the exchange, the Debt shall be extinguished.

2. Representations and Warranties of Rennova. Rennova hereby represents and warrants to CD that:

(a) Rennova is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) All corporate action on the part of Rennova necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof. This Agreement is validly authorized, executed and delivered by Rennova and constitutes the legal, valid and binding obligation of Rennova enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3. Representations and Warranties of CD. CD hereby represents and warrants to Rennova that:

(a) CD is an individual with sufficient investment experience and knowledge to understand and enter into this Agreement. CD was a Board member of Rennova from 2014 to 2020 and has specific knowledge of the business, including the risks and opportunities of Rennova. CD can bear the economic risk of his investment in the Shares.

(b) This Agreement is validly authorized, executed and delivered by CD and constitutes the legal, valid and binding obligation of CD, enforceable against CD in accordance with its terms, except as such enforcement may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) CD is acquiring the Shares, and the shares into which they are convertible, for his own account only and not with view towards, or for sale in connection with, the public sale or distribution thereof.

(d) CD is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933, as amended.

(e) CD understands that the Shares and the shares into which they are convertible are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Rennova is relying in part upon the truth and accuracy of, and CD’s compliance with, the representations, warranties, acknowledgements, and understandings of CD set forth herein in order to determine the availability of such exemptions and the eligibility of CD to acquire the Shares and the shares into which they are convertible.

(f) CD and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of Rennova and materials relating to the offer and issuance of the Shares and the shares into which they are convertible which have been requested by CD. CD has had the opportunity to review Rennova’s filings with the Securities and Exchange Commission. CD and his advisors, if any, have been afforded the opportunity to ask questions of Rennova. Neither such inquiries nor any other due diligence investigations conducted by CD or his advisors, if any, or his representatives shall modify, amend or affect CD’s right to rely on Rennova’s representations and warranties contained herein. CD understands that his investment in the Shares and the shares into which they are convertible involves a high degree of risk. CD has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to his acquisition of the Shares and the shares into which they are convertible. CD is relying solely on his own accounting, legal and tax advisors, and not on any statements of Rennova or any of its agents or representatives, for such accounting, legal and tax advice with respect to his acquisition of the Shares and the shares into which they are convertible and the transactions contemplated by this Agreement.

(g) CD understands that no United States, federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the shares into which they are convertible or the fairness or suitability of the investment in the Shares or the shares into which they are convertible nor have such authorities passed upon or endorsed the merits of the offering of the Shares or the shares into which they are convertible.

(h) CD’s address is indicated below his signature line.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

RENNOVA HEALTH, INC.

By:	/s/ Seamus Lagan
Name:	Seamus Lagan
Title:	Chief Executive officer

/s/ Christopher Diamantis
Christopher Diamantis
Address:
3425 Bannerman Road
Unit 105, #186
Tallahassee, Florida 32312

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